EXHIBIT 99.3

QUESTIONS AND ANSWERS BROCHURE





                               [GRAPHIC OMITTED]


                             CARNEGIE SAVINGS BANK
                                  MEMBER FDIC
                                Established 1891











                      Answers to Frequently Asked Questions
                         About Our Stock Conversion and
                          Your Opportunity to Invest in

                 Carnegie Financial Corporation Holding Company

                         the Proposed holding company of
                              Carnegie Savings Bank

Questions and Answers Brochure
Page 2














         You  can be  one of the  initial  stockholders  of  Carnegie  Financial
Corporation , the proposed of Carnegie Savings Bank. Carnegie Financial Corporation is "going public" as part of Carnegie Savings Bank' conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association to be known as Carnegie Savings Bank. Now you have the opportunity to invest in Carnegie Savings Bank by purchasing stock in the initial offering of the . This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in Carnegie Financial Corporation

Questions and Answers Brochure
Page 3


ABOUT THE TRANSACTION

1.       WHAT IS A CONVERSION?

         Carnegie Savings Bank is now a federally chartered mutual savings and loan association with directors being elected by our members. After the Conversion, we will be a stock savings and loan association owned by a holding company. The holding company, Carnegie Financial Corporation , will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of common stock to certain depositors, borrowers , tax-qualified employee plans of Carnegie Savings Bank and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering.

2.       WHAT IS Carnegie Financial Corporation AND WHY WAS IT FORMED?

         Carnegie Financial Corporation is a newly organized holding company created by Carnegie Savings Bank specifically to purchase 100% ownership in Carnegie Savings Bank. The holding company currently has no stockholders, but is offering shares of its common stock to certain depositors, borrowers, tax-qualified employee plans of Carnegie Savings Bank and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering. The additional capital provided through the offering of Carnegie Financial Corporation stock will support future banking activities and local expansion of the financial services currently offered through Carnegie Savings Bank.

3.       WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

         The Conversion and sale of stock will increase Carnegie Savings Bank' capital, enabling it to do many things, including possibly the following:

         - support expansion of financial services - enhance ability to expand through acquisitions - better compete with other financial institutions
         - facilitate future access to the capital markets

         Please review "Use of Proceeds" in the Prospectus for Carnegie Savings Bank' and the holding company's initial plans with respect to the capital to be raised in the Conversion.

         There are certain risks in investing in Carnegie Financial Corporation common stock. An offer is made only by a prospectus accompanied by a stock order form and certification. Please review the prospectus prior to making an investment decision, particularly the section entitled "Risk Factors".


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Questions and Answers Brochure
Page 4


4.       WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN
         ACCOUNT?

         No. The Conversion will not affect the general terms of your savings account which will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) to the maximum legal limit. Your savings account is not being converted to stock. The obligations of borrowers under their loan agreements will not be affected.

5.       HOW DO I BENEFIT FROM THE CONVERSION?

         Eligible depositors and certain borrowers will be given the opportunity to subscribe or place an order to purchase stock in Carnegie Financial Corporation and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable Carnegie Savings Bank to provide expanded services to its customers and the community.


ABOUT PURCHASING STOCK

6.       WHO MAY PURCHASE STOCK?

         Carnegie Financial Corporation is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase Carnegie Financial Corporation 's common stock during the Subscription Offering.

          - Eligible Account Holders. Persons who had a savings deposit of at least $50 at Carnegie Savings Bank on the Eligibility Record Date, November 30, 1996.

          -    Tax Qualified Employee Plans of Carnegie Savings Bank.

          - Supplemental Eligible Account Holders. Persons who had a savings deposit of at least $50 on the Supplemental Eligibility Record Date, _____________ 31, 1998.

          - Other Members. Depositors and certain borrowers as of the Voting Record Date, ___________31, 1998.


         Carnegie Financial Corporation may, depending upon market conditions and the availability of shares, offer stock to certain persons in a public offering.

Questions and Answers Brochure
Page 5


7.       WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING
         OFFERED?

         The aggregate value of Carnegie Financial Corporation stock has been determined by an independent, nationally recognized appraisal firm. The purchase price per share is $10.00. Up to 207,000 shares are being offered for sale (or up to 238,050 shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

8.       WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

          Yes. All subscribers, including Carnegie Savings Bank' Board of Directors and management, will pay the same price during the Offering.

9.       ARE DEPOSITORS OBLIGATED TO BUY STOCK?

          No. But our depositors have a priority subscription right.

10.      HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

         The individual purchase limit is 5,000 shares. Individuals acting in concert or groups of persons may purchase up to 7,500 shares. The actual number of shares to be issued is expected to be between 153,000 and 207,000 (or up to 238,050 shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

11.      WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

         The minimum purchase limit is 25 shares.

12.      IS THE STOCK INSURED BY THE FDIC?

          No. Like any other common stock, Carnegie Financial Corporation stock will not be insured by the FDIC or any governmental agency.

13.      IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY
         SHARES?

         Carnegie Financial Corporation has applied to have the common stock quoted on the Nasdaq. No assurance can be given, however, that the Carnegie Financial Corporation 's stock will be quoted on the Nasdaq or that an active and liquid market for the common stock will develop or that an investor will be able to resell the common stock at or above the purchase price after Conversion.

Questions and Answers Brochure
Page 6


14.      WILL THERE BE ANY DIVIDENDS?

         Carnegie Financial Corporation does not currently intend to pay dividends on its common stock. The declaration and payment of dividends are subject to, among other things, the financial conditions and results of operations of Carnegie Financial Corporation , Carnegie Savings Bank' compliance with its capital requirements, tax considerations, industry standards and other factors.

15. HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

         Complete the stock order form and certification as instructed. Be sure to indicate the number of shares you wish to purchase and the total amount remitted (multiply the number of shares subscribed for by $10.00 per share.) Total payment for purchases in the Subscription Offering must accompany the order form and be received by Carnegie Financial Corporation prior to 12:00 noon, Carnegie, PA time, on ________, 1998. The payment options for stock purchases are as follows:

         - Check or money order sent or delivered to Carnegie Savings Bank or the Stock Center. If payment is made by check or money order, interest will be earned at the passbook rate until the Conversion is completed.

         - Withdrawal of funds from any existing account of Carnegie Savings Bank in an amount equal to the Purchase Price (which is $10.00 per share) times the number of shares ordered. Penalties for early withdrawal from an Carnegie Savings Bank account will be waived when purchasing stock in the Subscription Offering. Once authorization for withdrawal of funds has been made, the subscriber may not withdraw the designated amount unless the Plan of Conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the Conversion.

         - Orders of $25,000 or more must be paid by Carnegie Savings Bank account withdrawals, certified funds, cashier's check, or money orders.

         - IRA purchases. If you wish to purchase shares of Carnegie Financial Corporation stock for an IRA account, either at Carnegie Savings Bank or elsewhere, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (412) 276-0535 so that we may assist you with the appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.

Questions and Answers Brochure
Page 7


16.      MAY I CHANGE MY MIND?

         The stock order form you executed cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.      ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

         No. No person may transfer or enter into any agreement to transfer his or her subscription rights issued under the Plan of Conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the Conversion and may be subject to further government sanctions.


ABOUT MEMBERS' VOTING RIGHTS

18.      WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

         Depositors at the Voting Record Date of___________, 1998 who continue to be depositors at the date of the Special Meeting are eligible to vote.

19.      HOW IS THE NUMBER OF VOTES DETERMINED?

         Each deposit account holder is entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holder's deposit accounts on the Voting Record Date. The maximum number of votes per person is 1,000.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE Carnegie Financial Corporation STOCK?

          No. Signing the proxy card and voting for the Conversion in no way obligates you to purchase Carnegie Financial Corporation stock. All members are urged to vote for the Conversion. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

21.      WHAT HAPPENS IF I DON'T VOTE?

         Failing to vote could be equivalent to voting against the Plan of Conversion. YOUR VOTE IS EXTREMELY IMPORTANT! Please sign and mail your proxy card(s) now.


22.      MAY I COME TO THE SPECIAL MEETING AND VOTE?

Questions and Answers Brochure
Page 8
         Yes. However, every member is encouraged to send a proxy card(s) to Carnegie Savings Bank prior to the meeting even if the member plans to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.      I RECEIVED MORE THAN ONE PROXY CARD.  CAN I VOTE THEM ALL?

         Yes. Please vote ALL the proxy cards you receive. You may have more than one account in different registrations. While some accounts have been consolidated, it is not permissible to consolidate all accounts.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

         No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

25.      IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL MEETINGS?

         No. After the Conversion, only stockholders will have voting rights. However, the operations of Carnegie Savings Bank and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.      HOW MAY I GET MORE INFORMATION?

         We hope that these questions and answers, combined with the Prospectus and the Proxy Statement, will help you better understand the Conversion and the stock offering. You are urged to carefully review the Prospectus and Proxy Statement before making an investment or voting decision. If you desire further information, please contact the Stock Center at:

                            Telephone: (412)276-0535

Questions and Answers Brochure
================================================================================



                               I M P O R T A N T

                            P R O X Y    R E M I N D E R


================================================================================

                             CARNEGIE SAVINGS BANK
                                  MEMBER FDIC
                                Established 1891

                         Carnegie Financial Corporation

YOUR  VOTE  ON  Carnegie  Financial   Corporation'S  STOCK  CONVERSION  IS  VERY
IMPORTANT.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR DEPOSIT ACCOUNT. YOUR ACCOUNT WILL CONTINUE TO BE INSURED UP TO THE MAXIMUM LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.

PLEASE ACT PROMPTLY! SIGN YOUR PROXY CARD(S) AND MAIL OR DELIVER THEM TO Carnegie Financial Corporation TODAY. WE RECOMMEND THAT YOU VOTE FOR THE PLAN OF CONVERSION.

                                                          THE BOARD OF DIRECTORS
                                                           CARNEGIE SAVINGS BANK

================================================================================

             If you have already mailed your proxy card(s), please
                 accept our thanks and disregard this request.

                      For Further Information, Please Call
                                The Stock Center

                               At (412) 276-0535

--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

        PLACARD/LOBBY POSTER FOR EACH BRANCH OFFICE - Approx. 2 1/2' X 4'




                                [GRAPHIC OMITTED]


                             CARNEGIE SAVINGS BANK
                                  MEMBER FDIC
                                Established 1891









                 Carnegie Financial Corporation is Going Public!



                 You may now own a part of Carnegie Savings Bank
                          by purchasing shares of stock
             in the holding company, Carnegie Financial Corporation


                          Please take a prospectus, and
                for further information about the stock offering
                            call the Stock Center at

                                 (412) 276-0535









--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

                             NEWSPAPER ADVERTISEMENT


                                    NEW ISSUE

                                [GRAPHIC OMITTED]

                             CARNEGIE SAVINGS BANK
                                  MEMBER FDIC
                                Established 1891







                         Carnegie Financial Corporation
                        the proposed holding company for
                         Carnegie Savings Bank is going
                                     public!


                 Up to ________ shares of Common Stock are being
                  offered at a Subscription Price of $10.00 per
                                     share.


                              For Information Call:
                                  Stock Center

                            Telephone (412) 276-0535



                     or stop by the Stock Center located at
                               17 west Mall Plaza
                           Carnegie, Pennsylvia 15106


The Subscription Offering period deadline is 12:00 Noon, Carnegie, PA Time __________, 1998.



--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

                                 YOU'RE INVITED

You are cordially invited to attend our Community Meeting where you will find out more about Carnegie Savings Bank and our stock offering including...

     o A presentation by senior management discussing Carnegie Savings Bank strategy and performance.

     o An explanation of Carnegie Savings Bank plan for converting to a stock form of ownership.

     o A question and answer period, followed by a reception where you can personally meet and talk with the officers and directors of Carnegie Savings.

There will be no sales pressure. You will receive Carnegie Financial Corporation stock offering materials, including a prospectus. It is up to you to decide if a stock purchase matches your investment objectives.

For more details Carnegie Finacial Corporation stock offering, attend this informative and convenient Community Meeting:

                           Location:
                           Date:
                           Time:


Seating is limited, so please call and reserve your seat. To make a reservation or to receive a prospectus, call (412) 276-0535.

                                                 Share Our Future.












--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

1.       Letter to Members and Friends (Closed Accounts)




May  ___, 1998



Dear Members and Friends:

       The Board of Directors of Carnegie Savings Bank ("Carnegie Savings") has adopted a plan to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the "Conversion"). As a stock company, Carnegie Savings will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Carnegie Savings will increase its capital and will enable Carnegie Savings to support future banking activities. The Conversion will not affect your deposit accounts or loans with Carnegie Savings or existing FDIC insurance coverage for your deposit accounts.

       As part of the Conversion, Carnegie Savings has formed a holding company, Carnegie Financial Corporation Carnegie Financial Corporation will own all of the common stock of Carnegie Savings Financial Corporation. Carnegie Financial Corporation is offering up to 207,000 shares of its common stock to customers of Carnegie Savings at a subscription price of $10.00 per share. As a depositor on either__________, 1996, March 31, 1998, or ____________1998, or, as a borrower as of February 25, 1998 you have a preferential right to subscribe to purchase the stock of Carnegie Financial Corporation during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:

     o PROSPECTUS containing detailed information about Carnegie Savings and the stock offering. Please read the Prospectus carefully before making your investment decision.

     o BROCHURE which answers questions about the Conversion and stock offering.

     o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of Carnegie Financial Corporation stock. Payment by check or written authorization to withdraw from a specified Carnegie Savings account must accompany each order form and certification. Orders of $25,000 or more must be paid by Carnegie Savings account withdrawals, certified funds, cashier's check, or money order. Order forms must be received by Carnegie Savings no later than 12:00 noon, Canegie, Pennsylvania time on _________, 1998.

       If you would like to purchase Carnegie Financial Corporation stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (518) 843-4494.

Letter to Members and Friends
Page 2


       If you are a current member of Carnegie Savings, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Carnegie Savings take this important step by signing the enclosed proxy card(s), casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope.

       We believe it is in the best interest of Carnegie Savings to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Center at (412) 276-0535.

Sincerely,



Shirley Chiesa
President and Chief
   Executive Officer

Enclosures















--------------------------------------------------------------------------------
THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A
STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

2. Letter for branch packages, Stock Center, non-members.





May ____, 1998





Dear Prospective Investor:

       Carnegie Savings Bank ("Carnegie Savings") is converting from a federal mutual savings bank to a federal stock savings bank (the "Conversion").

       As part of the Conversion, Carnegie Savings has formed a holding company, Carnegie Financial Corporation Carnegie Financial Corporation will own all of the common stock of Carnegie Savings. Carnegie Financial Corporation is offering to customers of Carnegie Savings up to 207,000 shares of its common stock at a purchase price of $10.00 per share. Even if you are not currently a member of Carnegie Savings, you may have the opportunity to purchase shares without paying a fee or commission. Members have priority rights to purchase shares in the Subscription Offering and no assurance can be given that your order will be filled.

       For your convenience, enclosed are the following materials:


     o PROSPECTUS containing detailed information about Carnegie Savings and the stock offering. Please read the prospectus carefully before making your investment decision.

     o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of Carnegie Financial Corporation stock. Payment by check or written authorization to withdraw from a specified Carnegie Savings account must accompany each order form and certification. Orders of $25,000 or more must be paid by Carnegie Savings account withdrawals, certified funds, cashier's check or money orders. If you are interested in purchasing shares of Carnegie Financial Corporation stock, your completed stock order form and certification along with payment must be received by Carnegie Savings by no later than 12:00 noon, Eastern time on ________, 1996.


       We encourage you to review this investment opportunity carefully. If you have any questions, please call our Stock Center at (412) 276-0535.

Letter for Branch Packages, Stock Center, non-members
Page 2



       We are pleased to offer you this opportunity to invest in Carnegie Financial Corporation

Sincerely,



Shirley Chiesa
President

Enclosures






















--------------------------------------------------------------------------------
THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A
STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED
--------------------------------------------------------------------------------

3.     Capital Resources Cover Letter to Blue Sky States





                                                              May __, 1998




To Depositors and Friends of Carnegie Savings Bank:

       Capital Resources, Inc. is an NASD member broker/dealer assisting Carnegie Savings Bank ("Carnegie Savings") in its conversion from a mutual to a stock organization.

       At the request of Carnegie Savings and Carnegie Financial Corporation, the proposed parent holding company of Carnegie Savings, we enclose certain materials regarding the sale and issuance of common stock in connection with the conversion of Carnegie Savings. These materials include a prospectus which offers you the opportunity to subscribe to purchase shares of common stock of Carnegie Financial Corporation

       We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials. If you have any questions, please contact us at the Stock Center at (412) 276-0535.

                                              Very truly yours,



                                              Capital Resources, Inc.

Enclosures



--------------------------------------------------------------------------------
THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A
STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

4.     Letter to Members in "Dark Blue-Sky" States and Foreign Accounts


May ___, 1998


Dear Member:

       Carnegie Savings Bank ("Carnegie Savings") is converting from a federal mutual savings and loan association to a federal stock savings bank with the concurrent formation of a holding company, Carnegie Financial Corporation

       Enclosed you will find a Proxy Statement and Prospectus describing the conversion and proxy card(s). As a current member of Carnegie Savings, we ask you to participate in the conversion by reviewing the information provided and voting on the conversion by completing and mailing the enclosed proxy card(s) in the enclosed postage-paid envelope as soon as possible. The Board of Directors recommends that you vote in favor of the Plan of Conversion.

       Although you may vote on Carnegie Savings's Plan of Conversion, Carnegie Financial Corporation unfortunately is unable to either offer or sell its common stock to you because (i) the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise; or (ii) the small number of eligible subscribers in your jurisdiction makes registration or qualification of Carnegie Financial Corporation, its officers, directors, employees and persons acting on its behalf as broker/dealer in your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, neither this letter nor the enclosed material should be considered an offer to sell or a solicitation of an offer to buy the common stock of Carnegie Financial Corporation

       If you have any questions about your voting rights or the conversion in general, please call the Stock Center at (412) 276-0535.

Sincerely,



Shirley Chiesa
President

Enclosures


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THIS  LETTER IS NEITHER AN OFFER TO SELL NOR A  SOLICITATION  OF AN OFFER TO BUY
THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OF ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
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